Exhibit 5.2

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG Luxembourg - Kirchberg
TELEPHONE	+352 466 230
FAX	+352 466 234
INTERNET	www.loyensloeff.lu

Harman Finance International, S.C.A.

6, rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

May 27, 2015

Dear Sir or Madam,

Harman Finance International, S.C.A. / Issuance of EUR 350,000,000.- 2.000% Senior Notes due 2022

1	INTRODUCTION

We have acted as special legal counsel in the Grand Duchy of Luxembourg (Luxembourg) to Harman Finance International, S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions), with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 196.390 (the Issuer), acting by its managing shareholder (associé-gérant commandité) Harman Finance International GP S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 196.380 (the General Partner and, together with the Issuer, the Companies and, individually, a Company), in connection with the filing by the Issuer and Harman International Industries, Incorporated, a company incorporated under the laws of the State of Delaware (Harman), of the Registration Statement (as defined below) with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), and certain matters in connection with the Notes (as defined below).

The Registration Statement has been filed with the Commission on April 30, 2015 and became effective upon filing. The related Prospectus Supplements (as defined below) have been filed by the Issuer and Harman with the Commission pursuant to Rule 424(b) under the Act.

All services are provided by Loyens & Loeff Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) having its registered office at 18-20, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, with a share capital of Eur 25,200 and registered with the Luxembourg Register of Commerce and Companies (Registre du commerce et des sociétés, Luxembourg) under number B 174.248. All its services are governed by its General Terms and Conditions, which include a limitation of liability, the applicability of Luxembourg law and the competence of the Luxembourg courts. These General Terms and Conditions may be consulted via www.loyensloeff.lu.

AMSTERDAM            •             ARNHEM            •            BRUSSELS            •             LUXEMBOURG            •            ROTTERDAM             •            ARUBA

CURACAO    •    DUBAI    •    GENEVA     •    HONG KONG    •    LONDON    •    NEW YORK    •    PARIS     •    SINGAPORE    •    TOKYO    •    ZURICH

The Issuer and Harman entered into an underwriting agreement (the Underwriting Agreement), governed by the laws of the State of New York, dated May 20, 2015, among, inter alios, the Issuer as issuer, Harman as guarantor, and HSBC Bank plc, J.P Morgan Securities plc and UniCredit Bank AG as underwriters (the Underwriters), providing for the issuance and sale of EUR 350,000,000.- aggregate principal amount of the Issuer’s 2.000% Senior Notes due 2022, fully and unconditionally guaranteed by Harman (the Notes), by the Issuer to the Underwriters.

2	SCOPE OF INQUIRY

2.1	For the purpose of this legal opinion (the Opinion), we have examined a copy of the following documents:

	(a)	an executed copy of a registration statement on Form S-3 (SEC File No. 333-203760), dated April 30, 2015, filed with the Commission under the Act, relating to, inter alia, the registration under the Act of debt securities of the Issuer and guarantees of such debt securities by Harman, dated April 30, 2015 (the Registration Statement), containing a prospectus, dated April 30, 2015 (the Preliminary Prospectus);

	(b)	a preliminary prospectus supplement, dated May 20, 2015, and a final prospectus supplement, dated May 20, 2015, each relating to the issuance and sale of the Notes (collectively, the Prospectus Supplements and together with the Preliminary Prospectus, the Prospectus);

	(c)	an executed copy of an indenture, governed by the laws of the State of New York, dated as of May 27, 2015, among, inter alios, the Issuer as issuer, Harman as guarantor, and U.S. Bank National Association as trustee (the Base Indenture);

	(d)	an executed copy of a supplemental indenture to the Base Indenture, governed by the laws of the State of New York, dated as of May 27, 2015, among, inter alios, the Issuer as issuer, Harman as guarantor, and U.S. Bank National Association as trustee (the Supplemental Indenture and, together with the Base Indenture, the Indenture);

	(e)	an executed copy of a global note, governed by the laws of the State of New York, dated May 27, 2015, signed by the Issuer (the Global Note); and

	(f)	an executed copy of the Underwriting Agreement.

2.2	We have also examined a copy of the following documents:

	(a)	the deed of incorporation containing the articles of association of the General Partner, dated April 21, 2015 and drawn up by Maître Henri Beck, notary in Echternach (the Articles 1);

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	(b)	the deed of incorporation containing the articles of association of the Issuer, dated April 21, 2015 and drawn up by Maître Henri Beck, notary in Echternach (the Articles 2 and, together with the Articles 1, the Articles);

	(c)	the circular resolutions of the board of managers of the General Partner, dated April 29, 2015 (the GP Resolutions 1);

	(d)	the resolutions of the General Partner of the Issuer, dated April 29, 2015 (the Issuer Resolutions 1);

	(e)	the circular resolutions of the board of managers of the General Partner, dated May 19, 2015 (the GP Resolutions 2);

	(f)	the resolutions of the General Partner of the Issuer, dated May 19, 2015 (the Issuer Resolutions 2 and, together with the GP Resolutions 1, the GP Resolutions 2 and the Issuer Resolutions 1, the Resolutions);

	(g)	excerpts pertaining to the Companies delivered by the RCS, dated May 27, 2015 (the Excerpts); and

	(h)	certificates of absence of a judicial decision (certificats de non-inscription d’une décision judiciaire) pertaining to the Companies, delivered by the RCS on May 27, 2015, with respect to the situation of the Companies as at May 26, 2015 (the RCS Certificates).

3	ASSUMPTIONS

We have assumed the following:

3.1	the genuineness of all signatures, stamps and seals of the persons purported to have signed the relevant documents;

3.2	the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

3.3	all factual matters and statements relied upon or assumed in this Opinion are and were true and complete on the date of execution of the Registration Statement, the Global Note, the Underwriting Agreement and the Indenture (and any document in connection therewith) and on the date of this Opinion;

3.4	the due compliance with all requirements (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, registrations and notifications and the payment of stamp duties and other taxes) under any laws (other than, but only to the extent expressly opined herein, Luxembourg laws) in connection with the issue of the Notes, the execution of and performance under the Registration Statement, the Indenture, the Global Note, the Underwriting Agreement and the Prospectus (and any document in connection therewith);

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3.5	with respect to the domiciliation of the Companies in Luxembourg, proper compliance with, and adherence to, the Luxembourg law dated May 31, 1999 concerning the domiciliation of companies, as amended;

3.6	each Company has its central administration (administration centrale) and, for the purposes of the Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings (the EU Insolvency Regulation), the centre of its main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in Luxembourg and has no establishment (as defined in the EU Insolvency Regulation) outside Luxembourg;

3.7	the Articles are in full force and effect and have not been amended, rescinded, revoked or declared null and void;

3.8	the Resolutions are in full force and effect, have not been amended, rescinded, revoked or declared null and void, have been validly adopted and there has been no change in the manager of the General Partner or the permanent representative of the General Partner of the Issuer since the date of the Resolutions;

3.9	the information and the statements recorded and contained in the Excerpts, the RCS Certificates and the relevant Resolutions are true, complete, up-to-date and accurate at the date of this Opinion and have not been changed since the date of execution of the Registration Statement, the Indenture, the Underwriting Agreement, the Global Note and the Prospectus (as applicable);

3.10	the issue and execution of the Notes, the execution of and the performance under the Indenture, the Underwriting Agreement, the Global Note and the Prospectus and filing of the Registration Statement and the Prospectus with the Commission (and all documents in connection therewith) by the Issuer are in the corporate interest of the Issuer;

3.11	the Notes, the Indenture, the Underwriting Agreement, the Global Note and all obligations of the Issuer in connection with the Notes, the Global Note and the Indenture and under the Registration Statement and the Prospectus (and the documents in connection therewith) are legal, valid, binding upon it and enforceable as a matter of all relevant laws (other than, but only to the extent expressly opined herein, Luxembourg law) and, in particular, their expressed governing law;

3.12	the Issuer will issue and execute the Notes and execute and perform its obligations under the Indenture, the Underwriting Agreement, the Registration Statement, the Global Note and the Prospectus (and all documents in connection therewith) in good faith, for the purpose of carrying out its business and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory law or regulation of any jurisdiction;

3.13	the Notes will not be offered to the public in Luxembourg, unless a prospectus has been duly approved by the Commission de Surveillance du Secteur Financier in accordance with the Law of July 10, 2005 on prospectuses for securities, as amended

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by the law of July 3, 2012 (the Prospectus Law) or the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law and the Notes will not be listed on the Luxembourg Stock Exchange or any market (including the Euro MTF Market) operated by the Luxembourg Stock Exchange;

3.14	a register of the Notes (the Register) will be held at the registered office of the Issuer in accordance with the provisions of the Companies Law; and

3.15	the Global Note will be duly authenticated and delivered, and the Notes will be paid for in accordance with the terms of the Notes, the Underwriting Agreement and the Indenture, and the Notes will be registered in the Register.

4	OPINION

Based upon the assumptions made above and subject to the qualifications set out below and any matter not disclosed to us, we are of the following opinion:

4.1	Status

4.1.1	The Issuer is a corporate partnership limited by shares (société en commandite par actions), duly incorporated and existing under Luxembourg law for an unlimited duration.

4.1.2	The General Partner is a private limited liability company (société à responsabilité limitée), duly incorporated and existing under Luxembourg law for an unlimited duration.

4.2	Corporate authority

The Global Note and the Indenture have been duly authorised and validly executed by the Issuer according to the Luxembourg laws applicable to commercial companies generally.

5	QUALIFICATIONS

This Opinion is subject to the following qualifications:

5.1	Our Opinion is subject to all limitations resulting from the application of Luxembourg public policy rules, overriding statutes and mandatory laws as well as to all limitations by reasons of bankruptcy (faillite), composition with creditors (concordat), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), or the appointment of a temporary administrator (administrateur provisoire) and any similar Luxembourg or foreign proceedings affecting the rights of creditors generally (Insolvency Proceedings).

5.2	Powers of attorney, mandates (mandats) or appointments of agents may terminate by law and without notice upon the occurrence of Insolvency Proceedings and may be revoked despite their being expressed to be irrevocable.

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5.3	Our opinion that the Companies exist validly is based on the Articles, the Excerpts and the RCS Certificates (which confirm in particular that no judicial decisions in respect of bankruptcy (faillite), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), or the appointment of a temporary administrator (administrateur provisoire) pertaining to the Companies have been registered with the RCS). The Articles, the Excerpts and the RCS Certificates are, however, not capable of revealing conclusively whether or not the Companies are subject to any Insolvency Proceedings.

5.4	The fact that the deed of incorporation of the Companies does not appear to have been published with the Luxembourg Official Gazette (Mémorial C, Recueil des Sociétés et Associations) does not affect its existence, legal personality and capacity (save for the capacity to sue).

5.5	Corporate documents of, and courts orders affecting, the Companies may not be available at the RCS and the clerk’s office of the Luxembourg district court forthwith upon their execution and filing and there may be a delay in the filing and publication of the documents or notices related thereto. We express no opinion as to the consequences of any failure by the Companies to comply with their filing and publication obligations pursuant to the law of August 10, 1915 on commercial companies, as amended and the law of December 19, 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended.

5.6	We do not express an opinion on the validity or/and enforceability of the Registration Statement, the Indenture, the Global Note the Prospectus, the Underwriting Agreement and the documents in connection therewith.

5.7	We do not express an opinion in relation to tax laws or regulations or the tax consequences of the transactions contemplated in connection with the Registration Statement, the Indenture, the Prospectus and the Underwriting Agreement.

5.8	We have not reviewed any documents incorporated by reference or referred to in the Registration Statement, the Indenture, the Underwriting Agreement and the Global Note and therefore our opinions do not extend to such documents (other than those expressly set out in Section 2 hereof).

6	MISCELLANEOUS

6.1	This Opinion is as of this date and is given on the basis of Luxembourg laws in effect and as published, construed and applied by Luxembourg courts, as of such date. We undertake no obligation to update it or to advise of any changes in such laws or their construction or application. We express no opinion, nor do we imply any opinion, as to any laws other than Luxembourg laws.

6.2	This Opinion is strictly limited to the matters expressly set forth therein. No other opinion is, or may be, implied or inferred therefrom.

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6.3	Luxembourg legal concepts are expressed in English terms, which may not correspond to the original French or German terms relating thereto. We accept no liability for omissions or inaccuracies attributable to the use of English terms.

6.4	This Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and any action or claim in relation to it can be brought exclusively before the Luxembourg courts.

6.5	We hereby consent to the filing of this opinion as Exhibit 5 to the Current Report on Form 8-K and the use of our name in the Registration Statement and the Prospectus under the caption “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

6.6	This Opinion is issued by Loyens & Loeff Luxembourg S.à r.l. and may only be relied upon under the express condition, accepted by each person entitled to rely on it, that any liability of Loyens & Loeff Luxembourg S.à r.l. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by, or on behalf of, Loyens & Loeff Luxembourg S.à r.l. cannot be held liable in any manner whatsoever.

Yours faithfully,

Loyens & Loeff Luxembourg S.à r.l.

Represented by:

/s/ Anne-Marie Nicolas	/s/ Judith Raijmakers
Anne-Marie Nicolas	Judith Raijmakers
Avocat à la Cour	Advocaat

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